Exhibit 10.14

PELTHOS THERAPEUTICS INC.
2023 EQUITY INCENTIVE PLAN

As Amended and Restated effective as of April 16, 2025

1.	PURPOSE

The purpose of this 2023 Equity Incentive Plan, as amended and restated effective as of April 16, 2025 (the “Plan”) is to encourage key service providers of Pelthos Therapeutics Inc. (the “Company”) and its Subsidiaries (as defined below) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on the Company’s Common Stock (as defined below) that are intended to align their interests with those of the Company’s shareholders (“Awards”). Each person who is granted an Award under the Plan is deemed a “Participant.”

The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as defined below).

2.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the members of the Board of Directors of the Company (each a “Director” and collectively the “Board”) or, in the discretion of the Board, a committee or subcommittee of the Board (the “Committee”), appointed by the Board and composed of at least two Directors. In the event that a vacancy on the Committee occurs on account of the resignation of a Director or the removal of a Director by vote of the Board, a successor Director shall be appointed by vote of the Board. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”), is applicable to the Company, each member of the Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

The Committee shall select Participants and determine the terms and conditions of all Awards. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

The Plan shall be administered in such a manner as to permit those options to acquire Common Stock (“Options”) granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 (“ISOs”) of the Internal Revenue Code of 1986, as amended (the “Code”), to qualify as such but the Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or if the Company converts an ISO to a nonstatutory (or nonqualified) stock option (an “NSO”).

3.	STOCK SUBJECT TO THE PLAN

The total number of shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), that may be subject to an Award under the Plan shall be 24,000,000 (the “Overall Share Limit”), from either authorized but unissued shares or treasury shares. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan. Further, shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including shares of Common Stock retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.

Notwithstanding anything to the contrary herein, no more than 24,000,000 shares of Common Stock may be issued pursuant to the exercise of ISOs.

In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall shares of Common Stock subject to a Substitute Award be added to the shares of Common Stock available for Awards under the Plan as provided above), except that shares of Common Stock acquired by exercise of substitute ISOs will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs under the Plan.

4.	ELIGIBILITY

The persons who shall be eligible for Awards under the Plan shall be employees of the Company or a Subsidiary (“Employees”), Directors, and Consultants (as defined below). A “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person. ISOs shall not be granted to any person who is not an Employee of the Company or a Subsidiary, as defined in Section 424(f) of the Code (an “ISO Subsidiary”).

5.	TERMS AND CONDITIONS OF OPTIONS

(a)          In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b)          Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten years from its date of grant, and no ISO granted to an Employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five years from its date of grant.

(c)          Exercise Price. The exercise price of each Option shall be not less than the Fair Market Value (as defined below) of Common Stock on the date the Option is granted; provided, however, that the exercise price with respect to an ISO granted to an Employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent the voting power of all classes of stock of the Company or any ISO Subsidiary shall be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant of the ISO.

For purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award agreement, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules:

(i)            If Common Stock is at the time listed or admitted to trading on any Trading Market, then Fair Market Value shall mean the Closing Price for the Common Stock on such date or, if such date is not a trading day, on the last trading day preceding such date. The “Closing Price” on any date shall mean the last sale price for the Common Stock, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading with a Trading Market; or

(ii)           If the Common Stock is not at the time listed or admitted to trading with a Trading Market, then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; or the OTCQB or OTCQX markets maintained by The OTC Markets Group (or any successors to any of the foregoing).

(d)          Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e)          Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i)           In cash or by check, payable to the order of the Company;

(ii)          If approved by the Committee, by payment in cash or by check, payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with Applicable Law (as defined below), secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require;

(iii)         Except as may otherwise be provided in the applicable Option agreement or approved by the Committee, in its sole discretion, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iv)        If approved by the Committee, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (1) the method of payment is then permitted under Applicable Law, (2) the Common Stock, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion, and (3) the Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(v)          If approved by the Committee, in the case of an NSO, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (1) the number of shares underlying the portion of the Option being exercised less (2) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (3) such number of shares as is equal in value to the withholding obligation (if any) provided in Section 13(e);

(vi)        To the extent permitted by Applicable Law and provided for in the applicable Option agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration as the Committee may determine; or

(vii)        By any combination of the above permitted forms of payment approved by the Committee.

(f)           Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions, including any performance related conditions, that the Committee in its discretion may provide in the Option agreement.

(g)          Companion SAR. Options may be awarded in combination with stock appreciation rights (or “SARs”), and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

(h)          Notice of ISO Stock Disposition. The Participant must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(i)           Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(j)           Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(j), the Committee may in its discretion permit the Participant of an NSO to transfer the NSO to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(k)          No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until becoming the record holder of the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.

6.	STOCK APPRECIATION RIGHTS

(a)          In General. The Committee may grant Awards in the form of SARs, separately or in combination with Options. Every SAR shall be evidenced by an SAR agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock to which the SAR relates, the time or times at which the SAR shall become exercisable in whole or in part, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 6.

Upon exercise of an SAR, the Participant shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the measurement price stated in the SAR agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the SAR agreement.

(b)          Duration. The duration of an SAR shall be as specified by the Committee in its discretion; provided, however, that no SAR will be granted with a term in excess of ten years.

(c)          Measurement Price. The measurement price of each SAR shall be not less than the Fair Market Value of Common Stock on the date the SAR is granted.

(d)          Method of Exercise. SARs may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together if applicable with payment in full in the manner specified in Section 5(e) of the measurement price for the number of shares for which the SAR is exercised. Settlement of the SAR shall be made as soon as practicable following exercise and payment of the measurement price if applicable. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the SAR with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e)           Companion Option. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan.

7.	STOCK AWARDS

(a)          Types of Stock Awards.

(i)          Restricted Stock and Restricted Stock Units. The Committee may grant Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”), and/or Restricted Stock Units (together, and including Performance Shares and Performance Share Units, each as defined below, “Stock Awards”). Restricted Stock Units are a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time. Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(ii)          Performance Stock and Performance Share Units. The Committee may grant or award shares of Common Stock in the form of Performance Shares and/or Performance Share Units. A Performance Share is an award of shares of Restricted Stock, the vesting of which is based on the satisfaction of applicable Performance Goals (as defined below). A Performance Share Unit is a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time and based on the satisfaction of applicable Performance Goals.

(iii)         Form of Payment. Restricted Stock Units and Performance Share Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine and as shall be set forth in the applicable Award agreement.

(b)          Procedures Relating to Stock Awards. A Restricted Stock agreement, Restricted Stock Unit agreement, Performance Share agreement or Performance Share Unit agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions, Restricted Stock or Performance Shares shall, subject to the terms of any applicable agreement, have all of the rights of a shareholder of the Company, including the right to vote the shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock or Performance Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock or Performance Shares are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock or Performance Shares until the time (if at all) the Restricted Stock or Performance Shares vest, and the Company will retain such dividends and pay them to the Participant upon vesting.

Except as otherwise provided in this Section 7 Applicable Law or any Company insider trading policy, Restricted Stock and Performance Shares shall become freely transferable by the Participant after all conditions and restrictions applicable to the shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(c)	Additional Matters Relating to Restricted Stock Units and Performance Share Units.

(i)           Delivery. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period (as defined below) or at a later date determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of a Restricted Stock Unit or Performance Share Unit Award shall occur as soon as administratively practicable following the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

In the case of an Award of Restricted Stock Units not subject to Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of the Restricted Stock Unit shall occur as of the date specified in the applicable agreement, but in no event later than the fifteenth day of the third month following the close of the year in which vesting under the applicable agreement occurs.

(ii)          Dividend Equivalents for Restricted Stock Units and Performance Share Units. With respect to each Restricted Stock Unit and Performance Share Unit, the Committee may grant a Dividend Equivalent Unit to any Participant upon such terms and conditions as it may establish. Each Dividend Equivalent Unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement. The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof.

(d)	Restrictions Relating to Stock Awards.

(i)           In General. The Committee may, in its sole discretion, impose such conditions and/or restrictions on any Stock Award pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying a Stock Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Stock Award.

(ii)         Satisfaction of Performance Goals. After the applicable period (the “Performance Period”) during which the Performance Goals must be met in order to determine the payout and/or vesting of Performance Shares or Performance Share Units has ended, restrictions on Performance Shares will lapse and delivery or payment with respect to Performance Share Units shall be made, in each case based on the partial or full satisfaction of the Performance Goals and any other applicable requirements of the Award. The Committee may, at the time the Performance Shares or Performance Share Units are granted, provide that additional Performance Shares or Performance Share Units may be awarded in the event the applicable Performance Goals are exceeded.

(iii)        Committee Determination. The extent to which Performance Goals are met will be determined solely by the Committee, which determination will establish the amount of Performance Shares and/or Performance Share Units that will be paid out to the Participant and the extent to which any restrictions will lapse.

(e)          Definition of Performance Goals. Before twenty-five percent of the Performance Period has elapsed (or within ninety days of a grant date, if earlier), the Committee shall establish the criteria for Performance Goals. Such criteria may be based on any one or more business criteria measured in the aggregate or on a per share basis, as specified by the Committee.

The Committee shall make any adjustments necessary to eliminate the effect on the stated Performance Goals unusual or extraordinary items that could not be reasonably anticipated.

If the Performance Goals are not fully achieved, the Committee may provide in the applicable agreement that less than 100 percent of an Award may be payable but in no event shall the amount of any such Award be increased after it has been established and after twenty-five percent of the Performance Period has elapsed (or more than ninety days from the grant date, if earlier).

(f)           Effect of Cessation of Employment or Service Relationship. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee.

8.	OTHER STOCK-BASED AWARDS

(a)           In General. The Committee may grant Awards of other types of equity-based or equity-related awards not otherwise described by the terms of this Plan to Participants in such amounts and upon such terms as the Committee may determine (“Other Awards”). Other Awards may involve the transfer of actual shares of Common Stock to Participants, a payment in cash or a combination of shares and cash.

(b)          Procedures Relating to Other Awards. Each Other Award pursuant to this Section 8 shall provide for the payment of a specific amount or range of shares of Common Stock, as determined by the Committee. The Committee may, in its sole discretion, provide that an Other Award pursuant to this Section 8 shall be contingent on the satisfaction of Performance Goals, as provided for in Section 7(e). If the Committee exercises its sole discretion to establish Performance Goals, the number and/or value of Other Awards issued pursuant to this Section 8 will be paid out to the Participant based on the extent to which the Performance Goals are met, all in accordance with Section 7(e).

The Committee shall determine whether an agreement is necessary to evidence an Other Award and any Other Award agreement shall contain such terms and conditions as the Committee shall provide in its sole discretion including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying an Other Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of an Other Award.

(c)           Delivery of Awards. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period, or at a later date as determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of an Award pursuant to this Section 8 shall occur upon the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

(d)          Effect of Cessation of Employment or Service Relationship. Each Agreement underlying an Other Award pursuant to this Section 8 shall set forth the extent to which the Participant shall have the right to retain the Other Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Other Award shall be determined in the sole discretion of the Committee.

9.	AWARDS VOIDABLE

If a person to whom an Award under the Plan has been made fails to execute and deliver to the Committee a related Award agreement within thirty days after it is submitted to him or her, the Award shall be voidable by the Committee at its election, without further notice to the Participant.

10.	GENERAL PROVISIONS APPLICABLE TO Awards

(a)          Conditions on Delivery of Stock. The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise or settlement of any Award if the issuance of the shares will result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon the transfer of Common Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Participant will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or to sell or issue any shares upon the exercise or settlement of any Award to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

(b)          Amendment of Award; Repricing. The Committee may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an ISO to a NSO. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Section 11 or pursuant to Section 13(i). Further, the Committee may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price per share that is less than the exercise price per share of the original Options or SARs.

11.	CHANGES IN CAPITAL STRUCTURE AND CERTAIN OTHER EVENTS

(a)          Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 3, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share (if any) subject to each outstanding Stock Award, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Award, shall be equitably adjusted (or substituted Awards may be made, if applicable) as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend or effects another stock dividend for which an adjustment is made pursuant to this Section 11, and the exercise price of and the number of shares subject to an outstanding Option or SAR are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option or SAR between the record date and the distribution date for the stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the Option or SAR exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. Any such adjustment pursuant to this Section 11(a) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

If while Options, SARs or Stock Awards remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction or for any other reason, the Participants will be entitled to acquire shares of Common Stock of the surviving company upon the same terms and conditions as were in effect immediately prior to such merger or consolidation (unless such merger or consolidation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the surviving company.

(b)	Reorganization Events and Change in Control Events.

(i)	Definitions.

(1)           A “Reorganization Event” shall mean: (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (B) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (C) any sale or disposition of all or substantially all of the assets of the Company; (D) any liquidation or dissolution of the Company; or (E) a Change in Control (as defined below).

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Reorganization Event has occurred pursuant to the above definition, the date of the occurrence of such Reorganization Event and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Reorganization Event is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(2)          Change in Control. For purposes of the Plan and except as otherwise provided in an Award agreement, a “Change in Control” means and includes each of the following.

(A)	A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (Y) and (Z) of Section 11(b)(i)(2)(C) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.

(B)	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 11(b)(i)(2)(A) or (C)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

(C)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (I) a merger, consolidation, reorganization or business combination, (II) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (III) the acquisition of assets or stock of another entity, in each case other than a transaction: (Y) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction and (Z) after which no person or group beneficially owns voting securities representing fifty percent or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (Z) as beneficially owning fifty percent or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

(ii)          Consequences of a Reorganization Event on Awards Other than Restricted Stock or Performance Shares.

(1)          In connection with a Reorganization Event, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock or Performance Shares on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity or an affiliate thereof; (B) upon notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice; (C) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon the Reorganization Event; (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (Y) the Acquisition Price over (Z) the exercise, measurement or purchase price of the Award and any applicable tax withholdings, in exchange for the termination of such Award; (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(ii), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant or all Awards of the same type identically and any adjustment pursuant to this Section 11(b) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

(2)          Notwithstanding the terms of Section 11(b)(ii)(1), in the case of outstanding Restricted Stock Units or Performance Share Units that are subject to Section 409A of the Code: (A) if the applicable agreement provides that the Restricted Stock Units or Performance Share Units shall be settled upon a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5), and the Reorganization Event constitutes such a change in control event, then no assumption or substitution shall be permitted pursuant to Section 11(b)(ii)(1)(A) and the Restricted Stock Units or Performance Share Units shall instead be settled in accordance with the terms of the applicable agreement; and (B) the Committee may only undertake the actions set forth in clauses (C), (D) or (E) of Section 11(b)(ii)(1) if the action is permitted or required by Section 409A of the Code (“Section 409A”) and if the Reorganization Event is not a change in control event as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding entity or an affiliate thereof does not assume or substitute the Restricted Stock Units or Performance Share Units pursuant to clause (A) of Section 11(b)(ii)(1), then the unvested Restricted Stock Units or Performance Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(3)          For purposes of Section 11(b)(ii)(1)(A), an Award (other than Restricted Stock or Performance Shares) shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase or receive pursuant to the terms of the Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding entity or an affiliate thereof, the Company may, with the consent of the acquiring or succeeding entity or an affiliate thereof, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of the number of shares of common stock of the acquiring or succeeding entity or an affiliate thereof that the Committee determined to be equivalent in value (as of the date of such determination or another date specified by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(c)           Consequences of a Reorganization Event on Restricted Stock or Performance Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock or Performance Shares shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock or Performance Shares; provided, however, that the Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

12.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, either before or after the end of the employment or service relationship and after full consideration of the facts presented on behalf of the Company, its Subsidiaries and a Participant, that the Participant has (a) been engaged in fraud, embezzlement, theft, commission of a felony or proven (by a third party) dishonesty in the course of his or her employment or other service relationship with the Company and its Subsidiaries that damaged the Company and its Subsidiaries, (b) has disclosed trade secrets or other proprietary information of the Company and its Subsidiaries or (c) has breached the terms of any employment or other agreements with the Company and its Subsidiaries:

(a)           The Participant shall forfeit all unexercised Awards and all exercised Awards to the extent that stock certificates, cash or other property, as applicable, have not yet been delivered; and

(b)          The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Participant upon the earlier exercise of any Award at a price equal to the amount paid to the Company upon exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates and decreased by any cash dividends received.

The decision of the Board as to the cause of a Participant’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant by the Company.

13.	MISCELLANEOUS

(a)          Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b)          Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)          No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Award agreement shall give an Employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.

(d)          Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(e)           Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Participant of shares already owned by him or her; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the statutory withholding rate or such other rate as may be determined by the Committee after considering any accounting consequences or costs. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Participant shall deliver to the Company certificates registered in his or her name representing shares of Common Stock legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of shares of Common Stock shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f)           Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

(g)          Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 14, to obtain favorable tax treatment for Participants or for any other reason the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with Applicable Laws, and any such amendments shall be evidenced by an Addendum or Subplan to the Plan. The Board may delegate this authority to the Committee.

(h)          Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded (“Applicable Law”). To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. The Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award agreements will be deemed amended as necessary to conform to Applicable Laws.

(i)	Compliance with Section 409A.

(1)          It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.

(2)         Notwithstanding anything in the Plan or any Award agreement to the contrary, the Committee may, without a Participant’s consent, amend this Plan or any (or all) Award(s), adopt policies and procedures or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(3)         If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of the Award upon a termination of a Participant’s employment or other service relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s employment or other service relationship. For purposes of this Plan or any Award agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(4)         Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” under Section 409A required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Committee determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(j)           Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Common Stock underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award agreement.

14.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

Unless earlier terminated by the Board, the Plan will become effective on the day it is approved by the shareholders of the Company and will remain in effect until the tenth anniversary of the earlier of (a) the date the Board adopted the amended and restated Plan or (b) the date the Company’s shareholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If this amendment and restatement of the Plan is not approved by the Company’s shareholders, the Plan without regard to any amendments made by the Board in this amended and restatement document, will not become effective and the Plan and existing Awards will continue to operate pursuant to the provisions of the Plan as in effect immediately prior to the adoption of the amendment and restatement. The Board may at any time amend the Plan; provided, however, that the Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Except as otherwise provided in the Plan or an Award agreement, no amendment shall adversely affect outstanding Awards without the consent of the Participant. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.

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